BERMAN & COMPANY. P. A.
Certified Public Accountants and Consultants


January 29, 2013


Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Global Equity International, Inc.
    File Reference No. 000-54557

We have read Global Equity  International,  Inc.'s  statements  included in Item
4.01 on Amendment No. 1 to Form 8-K. We agree with such statements made regarding our firm.

We consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.


Very truly yours,


/s/ Berman & Company, P.A.
----------------------------------
Berman & Company, P.A.




               551 NW 77th Street Suite 201 * Boca Raton, FL 33487
                   Phone: (561) 864-4444 * Fax: (561) 892-3715
                    www.bermancpas.com * info@bermancpas.com
        Registered with the PCAOB * Member AICPA Center for Audit Quality
            Member American Institute of Certified Public Accountants
            Member Florida Institute of Certified Public Accountants